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                                                                  EXHIBIT 10.25


                                     LEASE


                                  between the


                            DIRECTOR OF DEVELOPMENT
                              OF THE STATE OF OHIO





                                      and


                      BAILEY TRANSPORTATION PRODUCTS, INC.

                                     Dated
                                     as of
                                  July 1, 1992

                      (OHIO ENTERPRISE BOND FUND PROGRAM)


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                                    LEASE

     THIS LEASE made and entered into as of July 1, 1992 between the Director of Development of the State of Ohio (the "Director"), and Bailey Transportation Products, Inc., a corporation organized under the laws of the State of Delaware and qualified to do business in the State of Ohio (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

     A. Pursuant to the Act, the Director is authorized, among other things, to acquire property, and convey property so acquired, by lease, lease purchase or other disposition, upon such terms and conditions as the Director determines to be appropriate to satisfy the objectives of the Act.

     B. The Company has requested that the Director provide financial assistance for the Project by acquiring the Project, leasing the Project to the Company and conveying the Project to the Company upon termination of the Lease Term, all subject to and in accordance with the terms of this Lease.

     C. The Director has determined that the Project constitutes an Eligible Project and that the financial assistance to be provided pursuant to this Lease and under the Loan Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

     D. The financial assistance to be provided pursuant to this Lease and under the Loan Agreement has been reviewed and approved by the Development Financing Advisory Board and the Controlling Board, pursuant to the Act.

     NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director and the Company agree as follows (provided, that any obligation of the Director created by or arising out of this Lease shall not be a general debt on the part of the Director or the State but shall be payable solely out of the rentals, revenues and other income, charges and moneys realized from the use, lease, sale or other disposition of the Project and any insurance and condemnation awards as herein provided):

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Use of Defined Terms. In addition to the words and terms elsewhere defined in this Lease or by reference to other instruments, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates a different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

       Section 1.2 Definitions.  As used herein:

        "Act" means Chapter 166, Ohio Revised Code, as from time to time enacted and amended.

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        "Additional Rent" means the additional rent specified in Section 4.3 of this Lease.

        "Allowable Costs" means "allowable costs" of the Project within the meaning of the Act.

        "Application" means the Application of the Company, dated April _, 1992, submitted to the Director requesting assistance under the Act.

        "Approved Letter of Credit" means an irrevocable letter of credit, in form satisfactory to the Trustee, issued by a commercial bank organized under the laws of the United States of America or any state thereof and acceptable to the Director, which letter of credit may be drawn upon by the Trustee to provide funds for the Primary Reserve Account pursuant to
       Section 4.5 of this Lease. An Approved Letter of Credit must permit drawings thereunder for a period of not less than one (1) year or until fifteen (15) days after the final maturity of the Bonds, whichever first occurs.

        "Authorized Company Representative" means the persons at the time designated to act on behalf of the Company by written certificate furnished to the Director and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by the Vice President of the Company. Such certificate may designate an alternate or alternates. In the absence of an effective certificate designating the Authorized Company Representative, any officer of the Company may act as the Authorized Company Representative.

        "Bonds" means the State of Ohio State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 1992-3 (Bailey Transportation Products, Inc. Project) (Taxable Bonds) authorized by the General Bond Order and the Series Bond Order.

        "Collateral Proceeds Account" means the Series 1992-3 Collateral Proceeds Account, established pursuant to the General Bond Order and the Series Bond order, in the Economic Development Bond Service Fund.

        "Commitment" means the letter from the Director to the Company, dated June 10, 1992, pursuant to which the Director, on behalf of the State, agrees to provide assistance under the Act for the Project.

        "Company" means Bailey Transportation Products, Inc., a corporation organized under the laws of the State of Delaware and qualified to do business in the State of Ohio.

        "Completion Date" means the date of completion of the Project, as certified by the Company pursuant to Section 3.4 hereof.


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


        "Construction Period" means the period between the commencement of construction or acquisition of the Project or the date on which this Lease is delivered to the Director, whichever is earlier, and the Completion Date.

        "Controlling Board" means the Controlling Board of the State.

        "Cost Certification" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred in completing the Provision of the Project, including a detailed listing, by category, of all Allowable Costs.

        "Debt Service Account" means the Debt Service Account, established pursuant to the General Bond order, in the Economic Development Bond Service Fund.

        "Development Financing Advisory Board" means the Development Financing Advisory Board of the State.

        "Director" means the officer of the State, appointed pursuant to
       Section 121.03 of the Ohio Revised Code, who administers and is the executive head of the Department of Development of the State, the officer who by law performs the functions of that office, and any person acting on behalf of the Director of Development of the State pursuant to any delegation permitted by law.

        "Economic Development Bond Service Fund" means the Economic Development Bond Service Fund created by Section 166.08(S) of the Ohio Revised Code.

        "Eligible Project" means an "eligible project" within the meaning of the Act.

        "Eligible Investments" means Eligible Investments as defined in the Trust Agreement.

        "Event of Default" means any of the events described as an event of default in Section 9.1 hereof.

        "Facilities Establishment Fund" means the Facilities Establishment Fund created by Section 166.03 of the Ohio Revised Code.

        "General Bond Order" means the General Bond Order of the Treasurer, dated April 11, 1988, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

        "Governing Instruments" means the certificate of incorporation and By-Laws of the Company.


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        "Governmental Authority" means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

        "Guarantors" means Bailey Corporation, a Delaware corporation of which the Company is a wholly-owned subsidiary, and the Company, joint and severally.

        "Guaranty" means the guaranty agreement of even date herewith between the Guarantors and the Trustee.

        "Independent Engineer" means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State and who or which is not an officer or a full time employee of the Company or any sublessee of the Project.

        "Interest Rate For Advances" means (a) the interest rate borne by the Bonds, or (b) a rate which is one percent in excess of the prime or base interest rate then charged by the Trustee in its lending capacity as a bank, whichever is greater and lawfully chargeable.

        "Issuance Expense Account" means the Series 1992-3 Issuance Expense Account created in the Series Bond Order.

        "Lease" means this Lease, as from time to time amended or supplemented.

        "Lease Approval Documents" means, with respect to the Lease, the Recommendation of the Director to the Development Financing Advisory Board dated April 30, 1992, the Resolution of the Development Financing Advisory Board dated April 30, 1992, the Approval of the Controlling Board dated May 18, 1992, and the Commitment.

        "Lease Pro Rata Share" means the amount derived by multiplying an amount of money to be distributed pursuant to Sections 11.2 and 11.3 hereof by a fraction the numerator of which is the outstanding balance hereunder (exclusive of amounts due pursuant to Section 4.3(e) hereof) and the denominator of which is the aggregate of the outstanding balances hereunder (exclusive of amounts due pursuant to Section 4.3(e) hereof) and under the Loan Agreement.

        "Lease Term" or "Term" means the duration of the leasehold estate created in this Lease as specified in Section 4.2 hereof.

        "Loan" means the loan by the Director to the Company in the original principal amount of One Million Dollars ($1,000,000) as evidenced by the Note of the Company to the Director issued pursuant to the Loan Agreement the proceeds of which Loan were part of the


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     consideration for the transfer of the Project to the Director and were used to pay Allowable Costs.  The Loan is secured by the Project.

     "Loan Agreement" means the Loan Agreement, dated as of July 29, 1992, between the Director and the Company, as amended and supplemented from time to time.

     "Loan Pro Rata Share" means the amount derived by multiplying the amount of money to be distributed pursuant to Sections 11.2 and 11.3 hereof by a fraction the numerator of which is the outstanding balance under the Loan Agreement and the denominator of which is the aggregate of the outstanding balances hereunder (exclusive of amounts due pursuant to Section 4.3(e) hereof) and under the Loan Agreement.

     "Net Proceeds," when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.


       "Notice Address" means:
       (a)           As to the Director:  Department of Development
                                          P.O. Box 1001
                                          Columbus, Ohio 43266-0101
                                          Attn: Director
                                          Facsimile No. 614-644-1789

                                          and

                                          Calfee, Halter & Griswold
                                          Suite 1800
                                          800 Superior Avenue, N.E.
                                          Cleveland, Ohio 44114
                                          Attention: Virginia D. Benjamin
                                          Facsimile No. (216) 241-0816




       (b) As to the Company:             Bailey Transportation Products, Inc.
                                          333 Gore Road
                                          Conneaut, Ohio 44030
                                          Attention: President
                                          Facsimile No. (216) 599-7870

                                          and

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                                          Sheehan, Phinney, Bass & Green 1000
                                          Elm Street
                                          P.O. Box 3701
                                          Manchester, NH 03105-3701 Attn:
                                          Alan L. Reische, Esq.
                                          Facsimile No. (603) 627-8121

       (c) As to the Trustee:             The Provident Bank
                                          One East Fourth Street
                                          Cincinnati, Ohio 45269
                                          Attn: Corporate Trust Dept.
                                          Facsimile No. (513) 579-2850

or such additional or different address, notice of which is given under Section
12.3 hereof.

     "Original Deposit" means Three Hundred Seventeen Thousand Dollars ($317,000), which amount is to be deposited in the Primary Reserve Account upon delivery of this Lease, in accordance with Section 4.5 hereof.

     "Permitted Encumbrances" means this Lease and those liens, charges, easements, conditions, restrictions and encumbrances with respect to the Project as described on Exhibit D attached hereto.

     "Plans and Specifications" means the plans and specifications or other appropriate documents describing the Project prepared by or at the direction of the Company.

     "Primary Reserve Account" means the Series 1992-3 Primary Reserve Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

     "Project" means the Project Site and the buildings and improvements thereon, the Project Facilities and the Project Equipment, together constituting an Eligible Project.

     "Project Equipment" means the equipment, machinery and other personal property described on Exhibit C attached hereto.

     "Project Facilities" means the buildings, structures, additions and improvements described in Exhibit B attached hereto.

     "Project Fund" means the Series 1992-3 Project Fund, established pursuant to the Series Bond Order.

     "Project Purposes" means the manufacture of molded plastic components for automobiles and other industrial uses.

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     "Project Site" means the real estate described in Exhibit A attached hereto.

     "Provision" means, as applicable, the acquiring, constructing, reconstructing, rehabilitating, renovating, enlarging, improving, equipping or furnishing of the Project.

     "Series Bond Order" means Series Bond Order No. R3-92 of the Treasurer, dated July 27, 1992, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

     "State" means the State of Ohio.

     "Supplement" means the Twenty-Eighth Supplemental Trust Agreement, dated as of July 1, 1992, between the Treasurer and the Trustee, of which the Series Bond Order is a part.

     "Terms and Conditions to Disbursement" means the terms and conditions which must be satisfied by the Company with respect to each request for disbursement of moneys from the Project Fund in order to obtain the Director's approval of such request for disbursement, which terms and conditions are set forth on Exhibit E attached hereto.

     "Treasurer" means the Treasurer of State of the State, or the officer who by law performs the functions of that office.

     "Trustee" means the trustee at the time serving as such under the Trust Agreement, initially The Provident Bank, Cincinnati, Ohio.

     "Trust Agreement" means the Trust Agreement, dated as of April 1, 1988, between the Treasurer and the Trustee, of which the General Bond Order is a part, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto (including, but not limited to, the Supplement) entered into in accordance with the provisions thereof.

     Section 1.3 Certain Words and References. Any reference herein to the Director shall include those succeeding to his functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded; provided, that no amendment, modification, supplement, revision or superseding section, provision or chapter shall be applicable solely by reason of this paragraph if it constitutes in any way an impairment of the rights or obligations of the State, the owners of the Bonds, the Company or the Trustee under this Lease or any instrument or document entered into in connection therewith.


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     The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Lease; and the term "heretofore" means before, and the term "hereafter" means after, the date of delivery of this Lease.

                                   ARTICLE II

                       DETERMINATION AND REPRESENTATIONS

     Section 2.1 Determinations of the Director. Pursuant to the Act and on the basis of the representations and other information provided by the Company, the Director has heretofore made certain determinations, as set forth in the Lease Approval Documents, which are hereby confirmed, and the Director hereby determines that the financial assistance to be provided by the State pursuant to this Lease will conform to the requirements of the Act, including Section 166.02 thereof, and will further implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

     Section 2.2. Representations of the Company. The Company hereby represents and warrants that:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Ohio.

(b) It has full power and authority to execute, deliver and perform this Lease and to enter into and carry out the transactions contemplated hereby. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to the Company or the Governing Instruments of the Company and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it or any of its property or assets is or may be bound immediately following the consummation of the transactions contemplated hereby. This Lease has, by proper action, been duly authorized, executed and delivered and all necessary actions have been taken to constitute this Lease a legal, valid and binding obligation of the Company.

(c) The provision of financial assistance pursuant to the Lease Approval Documents and this Lease induced the Company to provide the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

(d) It presently intends that the Project will be used and operated in a manner consistent with the Project Purposes until the end of the Lease Term, and the Company knows of no reason why the Project will not be so operated.

(e) Except as disclosed on Exhibit F attached hereto, there are no actions, suits or proceedings pending or threatened against or affecting the Company or the Project which, if adversely


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     determined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under this Lease or materially adversely affect the financial condition of the Company.

(f) The Company is not in default under this Lease or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default.

(g) Zoning regulations applicable to the Project Site permit the Provision of the Project thereon in accordance with the Plans and Specifications and the operation of the Company's business thereon; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are available to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

(h) Except as disclosed on Exhibit G, prior to June 10, 1992, the Company made no contract or arrangement of any kind, other than this Lease, which has given rise to or the performance of which by the other party thereto would give rise to a lien or claim of lien on the Project or other collateral covered by this Lease, and no materials or labor have, prior to June 10, 1992, been supplied to or performed in connection with the Project.

(i) No representation or warranty of the Company contained in any of the Lease Approval Documents or this Lease, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the Company (including, without limitation, the Application) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the extent that any of the foregoing consist of projections the Company acknowledges that such projections were prepared in good faith and the Company believes that the projections and the assumptions on which they are based were reasonable when made and continue to be reasonable as of the date hereof but the Company does not warrant that the results set forth in any projection can be achieved or that the assumptions on which the projections were based will in fact prove to be accurate.

(j) The financial statements of the Company heretofore delivered to the Director are true and correct, in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition and the results of operation of the Company as of the dates thereof. No materially adverse change has occurred in the financial condition of the Company since the respective dates thereof.

(k) The Company will convey, or cause to be conveyed, at the Closing, to the Director good and marketable title to a fee simple interest in the Project Site and Project Facilities and to such portion, if any, of the Project Equipment heretofore owned by the Company, subject in all


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     cases to no lien, charge, easement, condition, restriction or encumbrance except as created by this Lease and except for Permitted Encumbrances.

(1) Except as disclosed on Exhibit D to this Lease, there are no other easements or agreements, including, without limitation, parking agreements, encroachment agreements, access easements, service agreements, real estate tax abatement agreements and other similar agreements affecting the Project.

(m) The Project Site has never, and does not currently contain, nor is it contaminated by, any hazardous or toxic waste materials in violation of any applicable environmental laws or regulations, including, but not limited to, Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et sea, and Chapter 3734 of the Ohio Revised Code; and no "clean-up" of the Project Site has occurred pursuant to any applicable federal or state environmental laws or regulations which would give rise to (i) liability on the part of any person, entity or association to reimburse any governmental authority for the costs of any such "clean-up," or (ii) a lien or encumbrance on the Project Site.

                                 ARTICLE III

                   COMMENCEMENT AND COMPLETION OF THE PROJECT

     Section 3.1 Provision of the Project. The Director agrees that it will cause the Provision of the Project on the Project site. The Director further agrees that it will timely enter into, or accept the assignment of, such contracts as the Company may request in order to effectuate the purposes of this Section.

     The Director hereby makes, constitutes and appoints the Company as its true and lawful agent, with full power of substitution in the premises and the Company hereby accepts such agency, (a) to cause the Provision of the Project,
(b) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions, either in the name of the Company solely or as the stated agent for the Director, with any other persons, firms or corporations, and in general to do all things which may be requisite or proper, all for acquiring the Project, with the same powers and with the same validity as the Director could do if acting in its own behalf, (c) pursuant to the provisions of this Lease, to pay all Allowable Costs incurred in the acquisition of the Project from funds made available therefor in accordance with this Lease and (d) to ask, demand, sue for, levy, recover and receive all such sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to the Director under the terms of any contract, order, receipt, writing and instruction in connection with Provision of the Project and to enforce the provisions of any contract, agreement, obligation, bond or other performance security. So long as the Company is not in default under any of the provisions of this Lease, this appointment of the Company to act as agent and all authority hereby conferred is granted and conferred irrevocably until all activities in connection with the Provision of the Project shall have been completed, and shall not be terminated prior thereto by


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

act of the Director or the Company or by operation of law.

     The Director and the Company each agree that the Provision of the Project shall proceed with all reasonable dispatch.

     The Company agrees that all wages paid to laborers and mechanics employed on the Project by the Company or its contractors or subcontractors shall be paid at the prevailing rates of wages of laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code for determination of prevailing wage rates.

     Section 3.2 Deposits to the Project Fund and the Issuance-Expense Account. In order to provide funds for payment of the Allowable Costs of the Project, the Director, upon delivery of this Lease, shall cause to be transferred from the Facilities Establishment Fund to the Project Fund the sum of Two Million Seven Hundred Fifty Thousand Three Hundred Fifty-Five Dollars ($2,750,355). In order to provide funds for payment of costs of issuance of the Bonds, the amount of Bond proceeds deposited in the Issuance Expense Account shall be One Hundred Two Thousand Six Hundred Forty-Five Dollars ($102,645).

     Section 3.3 Disbursements from the Project Fund. The Treasurer has, in the Supplement, authorized and directed the Trustee to disburse the moneys in the Project Fund for Allowable Costs of the Project. Except as otherwise provided in this Lease, each payment from the Project Fund shall be made only upon (A) the written direction of the Authorized Company Representative, who shall certify with respect to each such payment: (i) that each item for which payment is requested is an Allowable Cost properly payable out of the Project Fund in accordance with the terms and conditions of this Lease and none of the items for which the payment is proposed to be made has formed the basis for any payment theretofore made from the Project Fund, (ii) that each item for which payment is proposed to be made is or was necessary in connection with the Project and (iii) that the Company has received from each payee or contemporaneously with the making of payment will receive from each payee appropriate waivers of any mechanics' or other liens (or has provided indemnification in lieu thereof satisfactory to the Director) and (B) the written approval of the Director. The Director shall not be required to approve any request for disbursement of moneys from the Project Fund unless the Company has complied with all of the Terms and Conditions to Disbursement. The Trustee shall be allowed a reasonable time, not to exceed fifteen (15) days, in view of the character of any investment or investments required to be liquidated for the purpose, for the making of any disbursement from the Project Fund authorized by this Section.

     Section 3.4 Establishment of Completion Date. The Company covenants that the Completion Date shall occur not later than July 31, 1993. The Completion Date shall be evidenced to the Director and to the Trustee by a certificate signed by the Authorized Company Representative stating that, except for amounts retained by the Trustee in the Project Fund for Allowable Costs of the Project not then due and payable, (i) Provision of the Project has been completed in


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accordance with the Plans and Specifications and all labor, services, materials and supplies used in such acquisition, construction, renovation and installation have been paid for, (ii) all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid, (iii) the Project and all other facilities necessary in connection with the Project have been constructed or installed, as the case may be, in such manner as to conform to all applicable zoning, planning, building, environmental and other regulations of the Governmental Authorities having jurisdiction of the Project; provided that if any part of the construction or installation does not conform to such regulations, the certificate shall describe any such nonconformities and the actions being taken to remedy them, (iv) the Project Equipment, if any, (which shall be described in an exhibit attached to said certificate) has been installed to his satisfaction, and as so installed is suitable and sufficient for the efficient operation of the Project for the Project Purposes, and (v) all materially significant disputes, controversies or claims arising out of or in connection with the acquisition, construction, renovation and installation of the Project have been resolved, satisfied or paid in full, as the case may be. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The
Company shall also deliver to the Director and to the Trustee a Cost Certification. Any amount remaining in the Project Fund on the Completion
Date, except for amounts which the Authorized Company Representative certifies to the Trustee as being required to pay Allowable Costs of the Project not then due and payable, shall be transferred by the Trustee to the Collateral Proceeds Account.

     Section 3.5 Company Required to Pay Costs in Event Project Fund Insufficient. In the event the moneys in the Project Fund available for payment of costs of the Project should not be sufficient to pay the costs thereof in full, the Company agrees for the benefit of the Director, to complete the Project and to pay all the portion of the costs of the Project as may be in excess of the moneys available therefor in the Project Fund. THE DIRECTOR DOES NOT MAKE ANY WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MONEYS WHICH WILL BE PAID INTO THE PROJECT FUND AND WHICH UNDER THE PROVISIONS OF THIS LEASE WILL BE AVAILABLE FOR PAYMENT OF THE ALLOWABLE COSTS OF THE PROJECT WILL BE SUFFICIENT TO PAY ALL THE COSTS WHICH WILL BE INCURRED IN THAT CONNECTION. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay any portion of the said costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Director or the Trustee, nor shall it be entitled to any diminution in or postponement of the rents payable under Section 4.3 hereof.

     Section 3.6 Remedies to Be Pursued Against Contractors and Subcontractors and their Sureties. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship, or performance guaranty, the Company will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Company against the


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

contractor or subcontractor so in default and against each such surety for the performance of such contract. The Lease Pro Rata Share of any amounts received by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery, prior to the Completion Date shall be paid into the Project Fund or, if recovered after the Completion Date and full disposition of the Project Fund in accordance with
Section 3.4 hereof, shall be paid to the Trustee for deposit in the Collateral Proceeds Account and the Loan Pro Rata Share of any such amount shall be applied as provided in the Loan Agreement.

     Section 3.7 Investment of Project Fund, Primary Reserve Account or Collateral Proceeds Account. Any moneys held as part of the Project Fund, the Primary Reserve Account or the Collateral Proceeds Account shall be invested by the Trustee, upon the written or oral direction (but if oral, confirmed promptly in writing) of the Authorized Company Representative, in Eligible Investments.

     Section 3.8 Lease as Security Agreement. This Lease is intended to create and does create in the Director a security interest in the Project, and in each part thereof, under the Ohio Uniform Commercial Code (Chapters 1301 to 1309, inclusive, of the Ohio Revised Code) as security for the payment of rent required by Section 4.3 hereof.

     Section 3.9 Plans and Specifications; Inspections. At his option, the Director may retain, at the Company's expense, an architect, engineer, appraiser or other consultant for the purpose of approving the Plans and Specifications, verifying costs and performing inspections as Provision of the Project progresses. Such inspections or approvals of Plans and Specifications or the Project shall impose no responsibility or liability of any nature upon the Director, the State, their agents, representatives or designees nor, without limitation, carry any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project. The Company shall, at the request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director concerning the status of completion of the Project and the expenditure of costs in respect thereof.

     The Company may revise the Plans and Specifications from time to time; provided that no revision shall be made (a) which would change the Project Purposes to purposes other than those permitted by the Act; (b) without obtaining, to the extent required by law, the approval of any applicable Governmental Authority; and (c) without the prior written approval of the Director if such revision would change the amounts set forth in the most recently furnished Cost Certification. In any event, all revisions to the Plans and Specifications shall be promptly filed with the Director.

                                 ARTICLE IV

                    LEASE OF PROJECT, LEASE TERM AND RENTAL

     Section 4. 1   Lease of Project.  The Director, as lessor hereunder, in
consideration of the rents, covenants and agreements herein stated, agrees to, and does hereby lease to the Company, as lessee hereunder, and the Company agrees to, and does hereby lease from the Director, subject to the provisions of this Lease, the Project for the Lease Term.

     Section 4.2 Lease Term and Possession. The Lease Term shall commence on the date of delivery of this Lease and, subject to earlier termination as provided herein, shall end on September 2, 2002. The Director agrees to deliver to the Company full possession of the Project (subject to Section 7.2 hereof) at the commencement of the Lease Term and the Company agrees to accept possession of the Project upon such delivery. The Director covenants and agrees that it will not take any action, other than pursuant to Article IX of this Lease, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and will, at the request of the Company, and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project. This provision shall not be construed to require cooperation by the Director with the Company in any labor dispute.

     Section 4.3 Rents and Other Amounts Payable. Not later than the fifteenth (15th) day of each month commencing September 15, 1992 and continuing thereafter until the principal of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, the Company shall pay to the Trustee as rent an amount equal to the sum of (i) one third (1/3) of the amount of interest on the Bonds which will be payable on the next succeeding date on which such interest is due to be paid, and (ii) one third (1/3) of the amount of principal of the Bonds which will be payable (whether at stated maturity or by mandatory sinking fund redemption) on the next succeeding date on which such principal is due to be paid. The Company shall receive a credit against the rent payment due in the month of February of each year to the extent and in the manner provided in the General Bond Order and the Series Bond Order. If the Company fails to make any payment required by this paragraph on the due date thereof, the Trustee shall, to the extent that funds are available therefor, transfer to the Debt Service Account an amount equal to such payment from the Collateral Proceeds Account and, if the balance in the Collateral Proceeds Account is insufficient, from the Primary Reserve Account.

          (b) If moneys are transferred from the Primary Reserve Account or the Collateral Proceeds Account to the Debt Service Account pursuant to the provisions of Section 14 of the General Bond Order, and if no Event of Default is then existing, the Company shall receive a credit against rental payments payable under subparagraph (a) of this Section, in inverse order of their maturity, in an amount equal to the amount so transferred.

          (c) If no Event of Default is then existing and if the balance in the Primary Reserve Account is greater than or equal to the aggregate amount of rental payments to become due and payable during the remaining term of this Lease pursuant to subparagraph (a) of this Section 4.3, the Company may direct the Trustee to apply monies in the Primary Reserve Account to monthly rental payments as they become due and, in such case and notwithstanding the provisions of Section 4.5 hereof, the Company shall not be required to deliver moneys to the Trustee to restore the balance in the Primary Reserve Account to an amount equal to the Original Deposit.

          (d) Not later than the fifteenth (15th) day of each month, commencing September 15, 1992, the Company shall pay to the Trustee (i) an amount equal to one twelfth (1/12) of the Trustee's annual administrative fee (which annual administrative fee shall be calculated at a rate equal to the sum of (A) $1,200 per million dollars for each million dollars or any part thereof of the first five million dollars of outstanding principal amount of Bonds, and (B) $700 per million dollars for each million dollars or any part thereof of the next five million dollars of outstanding principal amount of Bonds, and (C) $600 per million dollars for each million dollars or any part thereof of outstanding principal amount of Bonds in excess of ten million dollars), constituting the fee of the Trustee in connection with its administration of the Project Fund, the Primary Reserve Account and the Collateral Proceeds Account, and (ii) an amount equal to .0104167% of the outstanding principal amount of the Bonds ("Additional Rent"). The Company and the Director acknowledge and agree that the Additional Rent is intended to reimburse the Department of Development for a portion of the cost of administering the Ohio Enterprise Bond Fund program. Each calculation of the Trustee's annual administrative fee and the Additional Rent shall be made based on the outstanding principal amount of Bonds as of the most recent preceding March 2, June 2, September 2 or December 2, as applicable.

          (e) The Company also agrees to pay as rent to the Director the amounts due under the Loan Agreement, including but not limited to, the principal sum of the Note of the Company to the Director in the amount of One Million Dollars ($1,000,000) with interest on the amount of the principal balance thereof from time to time outstanding from the Disbursement Date (as defined in the Loan Agreement) at the rate of Three Percent (3%) per annum until paid plus a monthly service fee equal to one-twelfth (1/12) of one-fourth of one percent (0.25%) of such principal balance from time to time outstanding from such Disbursement Date until paid; such amounts were partial consideration for the Provision of the Project to the Director and for purposes hereof all such amounts shall be deemed rent and shall be applied to reduce amounts due to the Director under the Note and the Loan Agreement.

          (f) The Company also agrees to pay to the Director reasonable expenses of the Director related to the Project and requested by the Company or required by this Lease or the Trust Agreement, or incurred in enforcing the provisions of this Lease or the Trust Agreement and which are not otherwise required to be paid by the Company under the terms of this Lease.

          (g) In the event the Company should fail to make any of the payments required in this Section 4.3 (except for payments required by subparagraph 4.3(e)), the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of the Interest

Rate for Advances.  If any payment required by subparagraph (a) of this Section
4.3 is not made by the first day of the month following the month in which such payment is due, the Company shall pay, in addition to such payment, a late payment charge of five percent (5%) of the amount of such payment.

     Section 4.4    Place of Payments.  The rent provided for in subparagraph
(a) of Section 4.3 hereof and the late payment charge provided for in subparagraph (g) of Section 4.3 hereof shall be paid directly to the Trustee at its principal corporate trust office for the account of the Director, and the Trustee shall deposit such payments in the Debt Service Account. Additional Rent shall be paid to the Trustee, who shall pay such amounts to the Director, not less frequently than monthly, for deposit in the First Half Account (if received by the Director between January 1 and June 30) or the Second Half Account (if received by the Director between July 1 and December 31) created in the Trust Agreement. The additional payments to be made to the Director under
Section 4.3(f) hereof shall be paid directly to the Director for use as provided in such Section. Amounts paid pursuant to section 4.3(e) hereof shall be paid to the Director and applied as provided in the Note and Loan Agreement.

     Section 4.5 Primary Reserve Account. Upon delivery of this Lease and in accordance with the General Bond Order and the Series Bond Order, the Company shall deliver or cause to be delivered to the Trustee for deposit or credit to the Primary Reserve Account a sum of money equal to the Original Deposit (which sum may, to the extent provided for in the Series Bond Order, be derived from proceeds of the sale of the Bonds). In accordance with the provisions of the General Bond Order and the Series Bond order, the Trustee shall transfer moneys from the Primary Reserve Account to the Debt Service Account if (a) the Company shall have failed to make a rent payment required by the subparagraph (a) of
Section 4.3 hereof, and (b) the balance in the Collateral Proceeds Account is insufficient to provide funds for such transfer.

     If, as a result of a transfer described in the immediately preceding paragraph, the balance in the Primary Reserve Account is less than the original Deposit, the Trustee shall promptly notify the Company, by telephone and confirmed in writing, of the amount of such deficiency, and the Company shall, not later than ten (10) days after receipt of such notice, deliver to the Trustee for deposit or credit to the Primary Reserve Account moneys or an Approved Letter of Credit in the amount of such deficiency.

     Pursuant to Section 14 of the General Bond Order, the Trustee shall, under the circumstances described in said Section 14, transfer moneys from the Primary Reserve Account to the Debt Service Account, in order to obtain moneys to make such transfer.

     Section 4.6 Obligations of the Company Hereunder Unconditional. The obligations of the Company to make the payments required in Section 4.3 and
Section 4.5 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and until such time as the principal of and interest and premium, if any, on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust

Agreement and all payments under the Loan Agreement and the Note shall have been made in accordance with the terms thereof, the Company (i) will not, subject to the provisions of Section 8.6 hereof, suspend or discontinue any payments provided for in Section 4.3 or Section 4.5 hereof, (ii) will perform and observe all of its other agreements contained in this Lease, and (iii) except as provided in Article X hereof, will not terminate the Lease for any cause including, without limiting the generality of the foregoing, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State or any political subdivision of either, or any failure of the Director to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Lease, the Loan Agreement, the Note, or the Trust Agreement. Nothing contained in this Section shall be construed to release the Director from the performance of any of the agreements on its part contained in this Lease, the Loan Agreement or the Note; and in the event the Director should fail to perform any such agreement on its part, the Company may institute such action against the Director as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not impair the agreements on the part of the Company contained in the next preceding sentence. The Company may, however, at its own cost and expense and in its own name or in the name of the Director, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Director hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Director in any such action or proceeding if the Company shall so request. This provision shall not be construed to require cooperation by the Director with the Company in any labor dispute.


                                   ARTICLE V

                        MAINTENANCE, TAXES AND INSURANCE

     Section 5.1 Maintenance and Modifications of Project by the Company. The Company agrees that during the Lease Term it will keep the Project including all appurtenances thereto and the equipment and machinery therein in good repair and good operating condition at its own cost.

     The Company shall have the privilege of remodeling or making additions, modifications or improvements to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which remodeling, additions, modifications and improvements shall be paid by the Company, and the same (except any machinery, equipment or furniture installed pursuant to Section 8.7 hereof) shall be the property of the Director and be included under the terms of this Lease as part of the Project.

     Section 5.2 Removal of Project Equipment. The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary Project Equipment. The Company shall have the privilege from time to time of substituting machinery, equipment and related property for any Project Equipment; provided that the machinery and equipment so substituted shall be of a value not less than the value of the machinery or equipment replaced at the time of replacement and shall not make the Project unsuitable for the Project Purposes. Any such substitute machinery and equipment shall become the property of the Director and be included under the terms of this Lease, and the replaced Project Equipment shall become the property of the Company. The Company shall promptly notify the Director and the Trustee of any substitutions of machinery or equipment, which notice shall include a description of the substituted machinery or equipment. The Company shall also have the privilege of removing any Project Equipment, without substitution therefor; provided, that the Company pays to the Director a sum equal to the then value of said Project Equipment, as determined by an Independent Engineer or appraiser selected by the Company and acceptable to the Director, and so long as any of the Bonds remain outstanding or amounts remain outstanding under the Loan Agreement and the Note, the Company shall pay such amounts directly to the Trustee for deposit of the Lease Pro Rata Share of such amounts in the Collateral Proceeds Account and payment of the Loan Pro Rata Share to the Director for application in accordance with the Loan Agreement and shall deliver to the Director and the Trustee a certificate signed by said Independent Engineer or appraiser setting forth the value of said Project Equipment and stating that the removal of such equipment will not make the Project unsuitable for the Project Purposes.

     The Company may at any time while it is not in default under this Lease remove from the Project any machinery or equipment purchased and installed by it pursuant to Section 8.7 of this Lease and not included as Project Equipment.

     In the event any removal of machinery or equipment under this Section or
Section 8.7 causes damage to existing buildings or structures, the Company shall restore the same or repair such damage at its sole expense.

     The Director agrees to execute and deliver such documents as the Company may properly request in connection with any action taken by the Company in conformity with this Section 5.2. The removal from the Project of any portion of the Project Equipment pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the rents payable under
Section 4.3 hereof.

     Section 5.3 Indemnification by the Company. The Company shall indemnify and hold the Director, the Treasurer and the Trustee (including any member, officer, director or employee thereof) (collectively, the "Indemnified Parties") harmless against any and all claims, asserted by or on behalf of any person, firm or corporation, private or public, arising or resulting from, or in any way connected with (i) financing, installation, operation, use or maintenance of the Project (including, but not limited to, claims relating to compliance with Chapter 4115, Ohio Revised Code), (ii) any act, failure to act or misrepresentation by any person, firm, corporation or governmental authority in connection with the issuance, sale or delivery of the Bonds, and (iii) any act, failure to act or misrepresentation by any other Indemnified Party in connection with, or in the performance of any obligation related to the issuance, sale and delivery of the Bonds or under this Lease or the Trust Agreement, including all liabilities, costs and expenses, including reasonable counsel fees, incurred in any action or proceeding brought by reason of any such claim. In the event any action or proceeding is brought against any Indemnified Party by reason of any such claim, such Indemnified Party will promptly give written notice thereof to the Company. In case such notice shall be so given, the Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume at its own expense the defense of such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Company and reasonably satisfactory to such Indemnified Party against whom such action or proceeding is pending; but if the Company shall elect not to assume such defense, it shall reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by such Indemnified Party. If at any time the Indemnified Party becomes dissatisfied in good faith with the selection of counsel by the Company, a new mutually agreeable counsel shall be retained at the expense of the Company. Each Indemnified Party agrees that the Company shall have the sole right to compromise, settle or conclude any claim, suit, action or proceeding against any of the Indemnified Parties. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ counsel in any such action at its own expense; and provided further that such Indemnified Party shall have the right to employ counsel in any such action and the reasonable fees and expenses of such counsel shall be at the expense of the Company if: (i) the employment of counsel by such Indemnified Party has been authorized by the Company, (ii) there reasonably appears that there is a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Company shall not in fact have employed counsel to assume the defense of such action. The Company shall also indemnify the Indemnified Parties from and against all reasonable costs and expenses, including reasonable counsel fees, lawfully incurred in enforcing any obligations of the Company under this Lease. Anything herein to the contrary notwithstanding, the foregoing agreements by the Company to indemnify any Indemnified Party shall not apply to grossly negligent acts or omissions or acts or omissions of willful misconduct on the part of such Indemnified Party. The Company shall not be liable for any settlement of any action or claim effected without its consent. The obligations of the Company under this Section shall survive the termination of this Lease and shall be in addition to any other rights, including without limitation, rights to indemnity which any Indemnified Party may have at law, in equity, by contract or otherwise.

     Section 5.4 Taxes, Other Governmental Charges and Utility Charges. The Company will pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or profits of the Director from the Project which, if not paid, may become or be made a lien on the Project or a charge on the revenues and receipts therefrom), and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Lease Term. Nothing in this Section shall require the Company to pay or discharge any such tax, assessment, governmental charge or levy so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director and the Trustee an opinion of counsel, selected by the Company and reasonably acceptable to the Director and the Trustee, to the effect that nonpayment of any such items during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project.

     Section 5.5 Insurance Required. The Company shall insure the Project Facilities and the Project Equipment in an aggregate amount equal to the replacement cost of the Project, but in any event not less than the principal amount of Bonds outstanding from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as "extended coverage", plus vandalism and malicious mischief, in insurance companies authorized to issue such policies in the State. Any insurance policy maintained by the Company pursuant to this Section 5.5 may provide that the policy does not cover the first $15,000 or less of loss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to buildings and equipment similar to the Project Facilities and the Project Equipment) be approved in writing by the Director, with the result that the Company is its own insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to the Company unless such premium shall have been paid by the Director or Trustee.

     As an alternative to the above, the Company may insure such property under a blanket insurance policy or policies which cover not only such property but other properties.

     During the Construction Period, the Company shall carry, or cause the contractor or contractors for the Project to carry, builders' risk insurance of such character and in such amount as is customarily carried on similar projects in the State.

     Section 5.6 Additional Provisions Respecting Insurance. Any insurance policy issued pursuant to Section 5.5 hereof shall be so written or endorsed as to make losses, if any, adjustable by the Company and payable to the Company and the Trustee, for the account of the Director; provided, any such insurance policy may be so written or endorsed as to make losses not in excess of $50,000 for each occurrence payable directly to the Company as hereinafter provided in Section 6.1. Each insurance policy provided for in Section 5.5 and
Section 5.8 hereof shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to the Director and the Trustee at least thirty (30) days in advance of such cancellation, and the Company shall deliver to the Director and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by the Company and shall keep such duplicate copies or certificates up to date.

     Section 5.7 Application of Net Proceeds of Insurance. Net Proceeds of the insurance carried pursuant to the provisions of this Lease shall be applied as follows: (i) the Net Proceeds of the insurance required in Section 5.5 hereof determined in accordance with Section 11.2 hereof shall be applied as provided in Section 6.1 hereof, and (ii) the Net Proceeds of the insurance required in Section 5.8 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     Section 5.8 Public Liability Insurance. The Company agrees that it will carry public liability insurance with reference to its operations at the Project with one or more reputable insurance companies duly qualified to do business in the State, in minimum amounts of $1,000,000 for the death of or personal injury to one person and $3,000,000 for personal injury or death for each occurrence in connection with the Project and $500,000 for property damage of any occurrence in connection with the Project, with a deductible not to exceed $15,000. The Director and the Trustee shall be made additional insureds under such policies. The insurance provided by this Section 5.8 may be by blanket insurance policy or policies.

     Section 5.9 Advances. In the event the Company shall fail to maintain the full insurance coverage required by this Lease or shall fail to keep the Project in good repair and operating condition, the Director or the Trustee may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or may make such repairs or replacements as are necessary and provide for payment thereof; and all amounts so advanced therefor by the Director or the Trustee shall become an additional obligation of the Company to the Director or the Trustee, respectively, which amounts, together with interest thereon at the Interest Rate for Advances from the date thereof, the Company agrees to pay on demand.


                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 6.1 Damage and Destruction. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and of all amounts due under the Loan Agreement and the Note, the Project Facilities or Project Equipment shall be damaged or partially or totally destroyed by fire, flood, windstorm, or other casualty at any time during the Lease Term, there shall be no abatement or reduction in the rent payable by the Company under this Lease including amounts payable under Section 4.3(e) hereof, and, to the extent that the claim for loss resulting from such damage or destruction is not greater than $50,000 the Company (i) will promptly repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) will apply for such purpose so much as may be necessary of any Net Proceeds of insurance policies resulting from claims for such losses not in excess of $50,000 as well as any additional moneys of the Company necessary therefor. All Net Proceeds of insurance resulting from claims for any such loss not in excess of $50,000 shall be paid to the Company.

     If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and of all amounts due under the Loan Agreement and the Note, the Project Facilities or the Project Equipment shall be destroyed (in whole or in part) or damaged by fire, flood, windstorm or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $50,000 the Company shall promptly give written notice thereof to the Director and the Trustee. The Lease Pro Rata Share of all Net Proceeds of insurance policies resulting from claims for such losses in excess of $50,000 shall be paid to and held by the Trustee in the Collateral Proceeds Account, whereupon, unless the Company shall have elected to exercise its option to purchase the Project pursuant to the provisions of Section 10.2(a) of this Lease, (i) the Company will proceed to repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) the Trustee will disburse moneys in the Collateral Proceeds Account to or upon the direction of the Company for payment of the costs of such repair, rebuilding or restoration, either on completion thereof or, if the Company shall so request, as the work progresses. Any such disbursements shall be made pursuant to the procedures set forth in
Section 3.3 of this Lease for disbursement of moneys in the Project Fund, including, but not limited to, the requirement that the Company obtain the written approval of the Director with respect to each disbursement. The Loan Pro Rata Share of all Net Proceeds of insurance policies resulting from claims for such losses in excess of $50,000 shall be paid and applied as provided in the Loan Agreement. In the event the moneys in the Collateral Proceeds Account and moneys available pursuant to the terms of the Loan Agreement and Note, if any, are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company nonetheless will complete the work and pay the costs thereof from its own resources. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the Director or any diminution in or postponement of the rents payable under Section 4.3 of this Lease.

     Section 6.2. Eminent Domain. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm, or corporation acting under governmental authority, there shall be no abatement or reduction in the rent payable by the Company under this Lease during the balance of the Lease Term, and the Lease Pro Rata Share of any Net Proceeds received from any award made in such eminent domain proceedings shall be paid to and deposited by the Trustee in the Collateral Proceeds Account and shall be applied by the Director or the Company in one or more of the following ways as shall be directed in writing by the Authorized Company Representative:

            (a) to the restoration of the improvements located on the Project Site to substantially the same condition as they existed prior to the exercise of said power of eminent domain;

                 (b) to the acquisition, by construction or otherwise, by the Director or the Company of other improvements suitable f or the Company's operation at the Project (which improvements shall be deemed a part of the Project and available for use and occupancy by the Company without the payment of any rent other than herein provided, to the same extent as if such other improvements were specifically described herein and demised hereby); or

                 (c) to the redemption of all of the Bonds pursuant to the Trust Agreement, together with accrued interest thereon to the date of redemption upon exercise of the option to purchase authorized by Section 10.2(b) of this Lease.

Within ninety (90) days from the date of entry of a final order in an eminent domain proceeding granting condemnation, the Authorized Company Representative shall direct the Director and the Trustee in writing as to which of the ways specified in this Section the Company elects to have the Lease Pro Rata of any Net Proceeds of the condemnation award applied. Any balance of the Lease Pro Rata Share of any Net Proceeds remaining after such application shall be retained in the Collateral Proceeds Account. The Loan Pro Rata Share of all Net Proceeds received from any award made in such eminent domain proceedings shall be paid and applied as provided in the Loan Agreement.

     The Director shall cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and, to the extent it may lawfully do so, will permit the Company to litigate in any such proceeding in its own name or in the name and on behalf of the Director (except as such proceedings are instigated by the Director, in which event the Company shall have the right to proceed as if it were the owner of the Project). In no event will the Director voluntarily settle or consent to the settlement of any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Company.

     Section 6.3 Condemnation of Company Owned Property. The Company shall be entitled to the Net Proceeds of any condemnation award or portion thereof made for damages to or taking of its own property.


                                  ARTICLE VII

                               SPECIAL COVENANTS

     Section 7.1 NO WARRANTY OF CONDITION OR SUITABILITY. THE DIRECTOR DOES NOT MAKE ANY WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, WORKMANSHIP, MERCHANTABILITY OR CAPACITY OF THE PROJECT OR ANY PART THEREOF OR AS TO ITS OR ANY PART'S SUITABILITY OR OPERATION FOR THE PROJECT PURPOSES.

     At any time, upon request of the Company, so long as it is not in default hereunder, the Director will assign to the Company all warranties and guarantees of all contractors, subcontractors, manufacturers, suppliers and engineers for the furnishing of labor, materials, supervision or design in connection with the Project and any rights or causes of action against any of the foregoing.

     Section 7.2 Right of Access to the Project. The Company agrees that the Director and any of the Director's duly authorized agents shall have the right at all reasonable times to enter upon the Project and to examine and inspect the same. The Company further agrees that the Director and the Director's duly authorized agents upon prior written notice to the Company shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the Provision of the Project provided for in Section 3.1 hereof, and thereafter for the proper maintenance of the Project in the event of failure by the Company to perform its obligations under Sections 3.1 or 5.1 hereof.

     Section 7.3 Granting Easements. If the Company is not in default under this Lease, the Director at the request of the Company shall grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to the Project Site, or may release existing easements, licenses, rights-of-way and other rights or privileges with or without consideration, and the Director agrees that it shall execute and deliver any instrument necessary or appropriate to grant or release any such easement, license, right-of-way or other right or privilege upon receipt of: (a) a copy of the instrument of grant or release; (b) a written application signed by the Authorized Company Representative requesting such instrument; and (c) a certificate executed by an Independent Engineer that in his opinion such grant or release will not make the Project unsuitable for the Project Purposes.

     Section 7.4 No Abatement or Diminution of Rent. No release or grant effected under the provisions of Section 7.3 of this Lease shall entitle the Company to any abatement or diminution of the rents payable under Section 4.3 hereof.

     Section 7.5 Deposit of Moneys. The Lease Pro Rata Share of any moneys received by the Director pursuant to Section 7.3 of this Lease shall immediately be paid to the Trustee for deposit in the Collateral Proceeds Account. The Loan Pro Rata Share of any moneys received by the Director pursuant to this Lease shall be applied as provided in the Loan Agreement.

     Section 7.6 Information Concerning Operations. At the request of the Director and, in any event, within seventy-five (75) days after the last day of each fiscal year of the Company beginning with the fiscal year in which the Completion Date occurs, the Company shall furnish to the Director a report on Project operations, setting forth the total number of employees then employed on the Project and such other employment, economic and statistical data concerning the Project as may reasonably be requested by the Director.

     Section 7.7 Affirmative Covenants of the Company. Throughout the Term of this Lease, the Company shall:

     (a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it, its income or any of its property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property. Nothing in this Section shall require the Company to pay or discharge any such tax, assessment, governmental charge or levy so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such items during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project.

      (b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights and franchises.

      (c) Maintain Property. Maintain and keep its property in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be conducted at all times in a fashion Project Purposes; provided, however, that nothing in this subsection (c) shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company.

      (d) Maintain Insurance. Keep all of its insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Company; maintain insurance on the life of Anthony A. Martino in the amount of $500,000, with the beneficiary of such policy being the Director for the benefit of the holders of the Bonds; and maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this subsection (d) shall be maintained against such risks and in at least such amounts (but subject to such deductibles) as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that it may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

            (e) Furnish Information.

                (i) Furnish or cause the Guarantor to furnish to the
                    Director the financial statements and information required by the Guaranty.

               (ii) Certificate; No Default.  With the financial reports
                    required to be furnished under this Section, a certificate of the Company's chief executive officer or chief financial officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and that (b) no action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, is pending or threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Lease or would materially and adversely affect its business, operations, assets or condition, all as of the date of such certificate, except as disclosed in such certificate; and

              (iii) Other Information.  Such other information
                    respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Director may reasonably request, provided that reasonable provision is made for protecting proprietary information of the Company.

    (f) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

               (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

               (ii) any action, suit or proceeding by it or against
                    it at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Lease, or would materially and adversely affect its business, operations, assets or condition, or

        (iii) the occurrence of a Reportable Event, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Company may have liability.

   (g) Inspection Rights. At any reasonable time and from time to time upon reasonable advance notice, permit the Director, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and discuss the general business affairs of the Company with any of its officers; provided, however, that the Company reserves the right to restrict access to any of its facilities in accordance with reasonably adopted procedures relating to safety and security.

   (h)  Zoning, Planning and Environmental Regulations.     The Provision
        of the Project will be completed and the Project will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations (or variances therefrom) imposed by any Governmental Authority and as to be consistent with the purposes of the Act.

   (i) Use of Project Fund Moneys. All moneys disbursed from the Project Fund (except for any amounts transferred to the Collateral Proceeds Account pursuant to the terms of this Lease) shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such moneys shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type. The Company has no identity of interest with, or interest in, the general contractor or any architect, subcontractor, laborer or materialman performing work or services of supplying materials in connection with the Provision of the Project.

     Section 7.8 Negative Covenants of the Company. Throughout the Lease Term, the Company shall not without the prior written consent of the Director:

      (a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into it; provided, however, that the Company may, without violating the agreement contained in this subsection (a), consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell, transfer or otherwise dispose of all, or substantially all, of its assets as an entirety and thereafter dissolve if: (i) the prior written consent of the Director is obtained; or (ii) (A) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the Company hereunder (if such surviving, resulting or transferee entity is other than the Company) ; and (B) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change of form.

      (b) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA) which results in any material liability of it to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

      (c) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

      (d)  Other Covenants.

            (i) Suspension of operation. Suspend or discontinue operation of the Project.

            (ii) Encumber Assets.  Pledge, assign, sell-leaseback,
                 hypothecate or in any manner encumber any of the Project assets, except as otherwise expressly permitted by this Lease.

           (iii) Removal of Assets. Remove, transfer or transport any of the Project assets from the Project Site other than the operation of motor vehicles, the shipment of goods in the ordinary course of business or as otherwise permitted by the terms hereof.

            (iv) Maintain Additional Reserve.  Maintain at all times
                 while the Bonds are outstanding an Additional Reserve in the amount of $500,000, which Additional Reserve shall consist of, either (A) a letter of credit issued by a bank or trust company reasonably satisfactory to the Director in favor of the Trustee (the "Letter of Credit"), or (B) cash deposited with the Trustee and held in a separate account, which account may be invested by the Trustee, upon the written or oral direction (but if oral, confirmed promptly in writing) of the Authorized Company Representative in Eligible Investments.
                 The Company may at any time cause the release of cash held by the Trustee upon delivery to the Trustee of the Letter of Credit or cause release of the Letter of Credit upon delivery of cash. Any investment income shall be paid to the Company upon delivery of a Letter of Credit or on September 15 of each year commencing September 15, 1993, whichever is earlier. Upon the failure of the Company to make rental payments pursuant to Section 4.3 hereof (other than Section 4.3(e)), the Trustee may apply all or a portion of the Additional Reserve to the payment of such rental payments and the Company shall deposit cash or an additional Letter of Credit so that the Additional Reserve is at all times equal to $500,000.

     Section 7.9 Mechanics' and Other Liens. The Company shall not suffer or permit any mechanics' or other liens to be filed or exist against the Project nor any part thereof, nor against the Company's leasehold interest in the Project, nor against the Project Fund or the Collateral Proceeds Account, by reason of work, labor, services, or materials supplied or claimed to have been supplied to, for, or in connection with, the Project or any part thereof or to the Director or the Company or anyone holding the Project or any part thereof through or under the Company. Nothing in this Section shall require the Company to pay or discharge any such lien so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such lien during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project. If any such liens shall at any time be filed, the Company shall, within one hundred twenty (120) days after notice of the filing thereof but subject to the right to contest set forth in the immediately preceding sentence, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Company shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Director, the Director may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount paid by the Director shall be reimbursed by the Company to the Director on demand, and if not so reimbursed on demand shall be paid by the Company with interest thereof at the Interest Rate for Advances from the date of payment by the Director, which amounts the Company agrees to pay.

                                ARTICLE VIII

                      ASSIGNMENT, SUBLEASING AND SELLING;

                   REDEMPTION; RENT PREPAYMENT AND ABATEMENT

     Section 8.1 Assignment and Subleasing by the Lessee. Except as expressly permitted by Section 7. 8 (a) hereof in connection with the consolidation or merger of the Company into another entity, this Lease may not be assigned in whole or in part, nor may the Project be subleased as a whole or in part, by the Company without the prior written consent of the Director.

     Section 8.2 Pledge by the Director. The Director has pledged any moneys receivable under or pursuant to this Lease except for amounts due pursuant to
Section 4.3(e) hereof and the Loan Pro Rata share of amounts received pursuant to Sections 11.2 and 11.3 hereof (except for reimbursement of expenses and indemnification by the Company) to the Trustee pursuant to the Trust Agreement. The Company hereby consents to such assignment and pledge.

     Section 8.3 Restrictions on Transfer and Encumbrance of Project by the Director. The Director agrees that, except as otherwise provided in this Lease, it will not sell, assign, transfer, convey or otherwise dispose of the Project or any portion thereof during the Lease Term and that it will not, to the extent permitted by law, take any action which may reasonably be construed as tending to cause or induce the levy of special assessments by others against the Project Site without the written consent of the Company, nor will it create or suffer to be created any debt, lien or charge thereon or make any pledge or assignment of or create any lien or encumbrance upon the rents, revenues and receipts derived from the sale, lease or other disposition of the Project other than as provided in Section 8.2 hereof.

     Section 8.4 Redemption of Bonds. The Director, at the written request at any time of the Company if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Trust Agreement to effect redemption of all or part of the then outstanding Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions, if the Company shall then have deposited with the Trustee moneys sufficient to pay the principal of and premium, if any, and interest due or to become due on such redemption date with respect to the Bonds as to which such request is made.

     Section 8.5 Prepayment of Rents. There is expressly reserved to the Company the right, and the Company is authorized and permitted, at any time it may choose, to prepay all or any part of the rents payable under Section 4.3 hereof, and the Director agrees that the Trustee may accept such prepayment of rents when the same are tendered by the Company. Notwithstanding the provisions of Section 4.4 of this Lease, all prepaid rent (except for rent payments pursuant to Section 4.3(e) of the Lease) shall be deposited to the Collateral Proceeds Account and transferred to the Debt Service Account as rental payments in the amounts and on the dates specified for rental payments pursuant to
Section 4.3 of this Lease. Prepayments of rent pursuant to Section 4.3(e) shall be applied by the Director as provided in the Loan Agreement.

     Section 8.6 Lessee Entitled to Certain Rent Abatements if Bonds Paid Prior to Maturity and Loan Prepaid. If at any time during the Lease Term there shall be no Bonds outstanding within the meaning of the Trust Agreement and the Loan is paid in full, and if the Company is not at the time in default hereunder, the Company shall be entitled to use and occupy the Project from such time to the termination of the Lease, without the payment of the rent (but otherwise on the terms and conditions hereof).

     Section 8.7 Installation of the Company's Own Machinery and Equipment. In addition to the Project Facilities and Project Equipment, the Company may from time to time, in its sole discretion and at its own expense, install additional movable personal property, machinery, equipment, furniture or fixtures in the Project Facilities or on the Project Site. All such property so installed by the Company shall remain the sole property of the Company in which the Director shall have no interest, and may be modified or removed at any time while the Company is not in default hereunder. Nothing contained in the preceding provisions of this Section shall prevent the Company from purchasing, after delivery of this Lease, movable personal property, machinery, equipment, furniture or fixtures, not constituting Project Equipment, on conditional sale contract or lease sale contract, or subject to vendor's lien or security agreement, as security for the unpaid portion of the purchase price thereof; provided no such lien or security interest shall attach to any part of the Project.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     Section 9.1 Event of Default. Each of the following shall be an "Event of Default":

            (a) The Company shall fail to pay any amount payable pursuant to this Lease or the Loan Agreement on the date on which such payment is due and payable or within any applicable period of grace or cure; or

            (b) The Company shall fail to observe and perform any agreement, term or condition contained in this Lease or the Loan Agreement other than as required pursuant to subsection
                 (a) above, and such failure continues for a period of thirty
                 (30) days after notice of such failure is given to the Company by the Director, or for such longer period as the Director may agree to in writing; provided, that if the failure is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues such action to completion; or

            (c) Any representation or warranty made by the Company (or any of its officers) herein or in any Lease Approval Document or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

            (d) The Company shall fail to pay any material indebtedness of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument and as a result the holder of such indebtedness elects to accelerate the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e) The Company commences a voluntary case concerning it under titles of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and relief is ordered against the Company, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; or the Company is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or the Company fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or any action is taken by the Company for the purpose of effecting any of the foregoing; or a receiver or trustee or any other officer or representative of the court or of creditors, take and hold possession of any substantial part of the property or assets of the Company for a period in excess of sixty (60) days; or

            (f) A judgment or order for the payment of money in excess of Fifty Thousand Dollars ($50,000) shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (g) Any default under the Guaranty or Loan Agreement shall have occurred and be continuing; or

                   (h)  The Company fails to meet its minimum
                        funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans.

     Section 9.2 Remedies on Default. Whenever an Event of Default shall have happened and be subsisting beyond any applicable period of grace or cure, any one or more of the following remedial steps may be taken:

           (a) The Director may at its option declare all installments of rent payable under Section 4.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable.

           (b) The Director may reenter and take possession of the Project without terminating this Lease, and sublease the Project for the account of the Company, holding the Company liable for the difference between the rent and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Company hereunder.

           (c) The Director may terminate the Lease Term, exclude the Company from possession of the Project and use its best efforts to lease or sell the Project to another, but holding the Company liable for all rent and other payments due up to the effective date of such leasing.

           (d) The Director may direct the Trustee, in writing, to transfer any amounts remaining in the Project Fund to the Collateral Proceeds Account.

           (e) The Director may take whatever action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Lease.

           (f)  The Director may take all actions permitted under
                Section 11.1 of this Lease.

Any amounts collected pursuant to action taken under this Section shall be allocated as provided in Section 11.3 of this Lease, and the Lease Pro Rata Share of such amounts shall be paid into the Collateral Proceeds Account and applied in accordance with the provisions of the Trust Agreement or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Trust Agreement) and all other amounts payable thereunder and hereunder have been paid, as directed by the Company. The Loan Pro Rata Share of such amounts shall be applied by the Director as provided in the Loan Agreement.

     Section 9.3 No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Lease is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

     Section 9.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Lease and the Director should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Lease, the Company agrees that it will on demand therefor reimburse the reasonable fees of such attorneys and such other expenses so incurred. If any such fees and expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall, to the extent permitted by law, constitute indebtedness secured hereby and by the Trust Agreement, and in any action brought to collect such indebtedness, the Director shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

     Section 9.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     Section 9.6 Waiver of Appraisement, Valuation, Etc. In the event the Company should default under any of the provisions of this Lease, the Company agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

     Section 9.7 Reinstatement. Notwithstanding any termination of this Lease in accordance with the provisions of Section 9.2 hereof, unless and until the Director shall have entered into a valid and binding agreement providing for the reletting of the Project, the Company may at any time after such termination pay all accrued unpaid rent and any other amounts due and payable under the Loan Agreement plus any costs to the Director and the Trustee (including, but not limited to, fees and expenses) occasioned by the default and fully cure all other defaults then capable of being cured. Upon such payment and cure, this Lease shall be fully reinstated, as if it had never been terminated, and the Company shall be restored to the use, occupancy and possession of the Project.

                                  ARTICLE X

                  OPTIONS AND OBLIGATIONS TO PURCHASE PROJECT

     Section 10.1 Option to Terminate. The Company shall have the option to cancel or terminate the term of this Lease at any time when all the Bonds shall be deemed to have been paid and discharged under the provisions of the Trust Agreement and all amounts payable by the company hereunder and under the Loan Agreement shall have been paid. Such option shall be exercised by giving the Director notice in writing of such cancellation or termination and such cancellation and termination shall forthwith become effective.

     Section 10.2 Option to Purchase Project Prior to Payment of the Bonds and the Loan. The Company shall have, and is hereby granted, the option to purchase the Project prior to the expiration of the Lease and prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and of the Loan, if any of the following shall have occurred:

             (a) The Project Facilities or the Project Equipment shall have been damaged or destroyed as set forth in Section
                  6.1 hereof (i) to such extent that they cannot be reasonably restored within a period of six months to the condition thereof immediately preceding such damage or destruction, or
                  (ii) to such extent that the Company is thereby prevented from carrying on its normal operations for a period of six consecutive months.

             (b) Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority (including such a taking or taking as results in the Company being thereby prevented from carrying on its normal operations therein for a period of six consecutive months).

             (c) As a result of any changes in the Constitution of the State of Ohio or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Director in good faith, this Lease shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Lease, or if unreasonable burdens or excessive liabilities shall have been imposed upon the Director or the Company, with respect to the Project or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Lease other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; provided, that the provisions of this subsection shall in no way effect the Company's obligation for the continued maintenance of the Project during the Lease Term.

To exercise such option, the Company shall, within ninety (90) days following the event authorizing the exercise of such option, give written notice to the Director, and to the Trustee if any of the Bonds shall then be unpaid, and shall specify therein the date of closing such purchase, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Trust Agreement shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements the Director shall cooperate. The purchase price payable by the Company, in the event of its exercise of the option granted in this Section, shall be the sum of the following:


      (1) An amount of money which, when added to (i) the moneys and investments held to the credit of the Collateral Proceeds Account and the Primary Reserve Account and (ii) the aggregate rental payments made by the Company and not theretofore applied to the payment of principal of or interest on the Bonds, will be sufficient pursuant to the provisions of the Trust Agreement, to pay and discharge all then outstanding Bonds on the first possible date for redemption and to pay the Loan and all amounts due under the Loan Agreement and Note in full, plus

      (2) An amount of money equal to the Trustee's fees and expenses, to the extent payable by the Company pursuant to this Lease, accrued and to accrue until such final payment and redemption of the Bonds, plus

      (3) The sum of One Dollar ($1.00) to the Director.

In the event of the exercise of the option granted in this Section any Net Proceeds of insurance or condemnation shall be paid to the Company, notwithstanding any provision of Section 6.1, 6.2 and 11.2 hereof, and the Director will deliver to the Company the documents referred to in Section 10.4 hereof.

     The mutual agreements contained in this Section 10. 2, are independent of, and constitute an agreement separate and distinct from, any and all other provisions of this Lease and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.

     Section 10.3 Agreement to Purchase Project. The Company agrees that it will purchase and the Director agrees that it will sell the Project for One Dollar ($1.00) upon full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement and full payment of the Loan and all amounts due under the Loan Agreement and the Note. Upon sale of the Project to the Company as provided in this Section 10.3, the Director will deliver to the Company the documents referred to in Section 10.4 hereof.

     Section 10.4 Conveyance upon Exercise of Option to Purchase. Upon exercise of any option or agreement to purchase granted herein, the Director will upon payment of the purchase price deliver or cause to be delivered to the Company documents conveying to the Company good and marketable title to the property being purchased, as such property then exists, subject to the following: (i) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the Director; (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease; (iv) Permitted Encumbrances, other than this Lease; and (v) if the option is exercised pursuant to the provisions of Section 10.2(b) hereof, the rights and title of the condemning authority.

     Section 10.5 Option to Purchase, Redeem or Def ease Bonds. Provided no Event of Default has occurred and is existing, the Company may instruct the Trustee to apply any moneys on deposit in the Collateral Proceeds Account, together with any moneys furnished to the Trustee by the Company but not constituting payments due under Article IV of this Lease, to any of the following purposes:

      (a) Purchase of Bonds in the open market at prices not greater than their fair market value;

      (b) Redemption of Bonds pursuant to the optional redemption provisions thereof; or

      (c)  Defeasance of Bonds pursuant to Article IX of the Trust
           Agreement.

If the sum of the amounts in the Collateral Proceeds Account and the Primary Reserve Account, when added to the amount delivered by the Company to the Trustee for application in accordance with this Section 10.5, is sufficient to purchase for cancellation, optionally redeem or defease all of the Outstanding Bonds, the Trustee shall, at the direction of the Company, apply moneys in the Primary Reserve Account for any of such purposes.


                                   ARTICLE XI

                RELATIVE RIGHTS OF DIRECTOR AS TO BONDS AND LOAN

     Section 11.1 Default, Notices and Remedies. If an Event of Default occurs hereunder or under the Loan Agreement, the giving or receiving of notice of such Event of Default under either the terms hereof or of the Loan Agreement shall be deemed to give notice under the other agreement. Upon the occurrence of such an Event of Default which is not cured within any applicable period of grace or cure, the Director shall have the right to declare all installments of rent payable under Section 4.3 hereof for the remainder of the Lease Term to be immediately due and payable and to declare all amounts due under the Loan Agreement to be immediately due and payable, without notice or demand to the Company, and to avail itself of all remedies provided herein, under the Loan Agreement, in any related security documents or under applicable law.

     Section 11.2 Allocation of Proceeds from Damage, Destruction or Condemnation. Any moneys received by the Director, or by the Trustee on behalf of the Director, as a result of eminent domain proceedings or damage and destruction of the Project shall be allocated as follows:

      1. the Lease Pro Rata Share of such moneys shall be applied in accordance with Article VI hereof; and

      2. the Loan Pro Rata Share of such moneys shall be paid and applied in accordance with the applicable provisions of the Loan Agreement.

     Section 11. 3    Allocation of Other Proceeds.  Except as provided in
Section 11.2 hereof, moneys, including, without limitation, the proceeds of any sale of the Project, and any part thereof or any interest therein, received by the Director or by the Trustee on behalf of the Director under either this Lease or the Loan Agreement pursuant to the exercise of any remedies provided herein, in the Loan Agreement or by law following the occurrence of an uncured Event of Default hereunder or under the Loan Agreement shall be applied as follows:


  First: To the payment of all costs of collection including reasonable attorneys fees and expenses; and

  Second: To the payment hereunder and under the Loan Agreement in proportion to the ratio of the amount of moneys reasonably advanced hereunder or thereunder for managing, operating and maintaining the Project to the aggregate amount of moneys so advanced hereunder and thereunder, of all moneys reasonably advanced for managing, operating and maintaining the Project, including, without limitation, the salaries, fees and wages of a managing agent and such other employees as the Director may deem necessary or desirable to employ, all taxes, charges, claims, assessments, water rents, sewer rents and other liens, and premiums for all insurance which the Director may deem necessary or desirable to pay, and the cost of all alterations, renovations, repairs or replacements made by the Director with respect to the Project; and

  Third: To the payment to all remaining indebtedness owed hereunder (exclusive of amounts due pursuant to Section 4.3(e) hereof) or under the Loan Agreement provided that if the amount available is insufficient for such payment in full, the payment shall be made in the Lease Pro Rata Share and the Loan Pro Rata Share until payment in full of all amounts due to the Director hereunder (exclusive of amounts due pursuant to Section 4.3(e) hereof) and under the Loan Agreement.

     The Director hereby agrees that upon the occurrence and during the continuance of an Event of Default hereunder or under the Loan Agreement, the Trustee shall be the Director's agent for the purpose of (a) receiving any of the above-described monies and (b) paying expenses and costs from such monies received, and depositing and allocating the remainder of such monies in accordance with Paragraphs Second and Third above. In the event causes the appointment of a receiver, the Director shall cause such receiver to pay over to the Trustee any of such monies collected by such receiver so that the Trustee may perform the functions described in this Section. Upon notification by the Director to the Trustee and the Company of an uncured Event of Default, the Trustee shall, upon direction from the Director, commence collection of such monies in the manner set forth in this Section.


                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Surrender of Project. In the event the Company should default under this Lease and the Lease Term is terminated, the Company agrees to surrender possession of the Project peaceably and promptly to the Director in as good condition as prevailed at the time it was put in full possession thereof, loss by fire or other casualty covered by insurance, ordinary wear and tear, obsolescence and acts of God excepted.

     Section 12.2 Amounts Remaining in Collateral Proceeds Account and Primary Reserve Account and Additional Reserve. It is agreed by the parties hereto that any amounts remaining in the Collateral Proceeds Account, the Primary Reserve Account or the Additional Reserve upon expiration or sooner cancellation or termination of this Lease, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and the fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, shall belong to and be paid to the Company by the Trustee as overpayment of rents.

     Section 12.3 Notices. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, sent prepaid via a reputable overnight courier or by telecopy addressed to the recipient at its Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Director, the Company, or the Trustee shall also be given to the others. The Company, the Director and the Trustee may, by notice given hereunder, change a Notice Address or designate any further addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 12.4 Net Lease. This Lease shall be deemed and construed to be a "net lease", and the Company shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, free of any deductions, without abatement, deduction or set-off other than those herein expressly provided.

     Section 12.5 Binding Effect. This Lease shall inure to the benefit of and shall be binding upon the Director, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 8.1 and 8.3 hereof, and subject to the further limitation, as set forth on page 1 of this Lease, that any obligation of the Director created by or arising out of this Lease shall not be a general debt of the Director or the State but shall be payable solely out of the proceeds derived from this Lease or the Net Proceeds of any insurance or condemnation awards as provided herein.

     Section 12.6 Extent of Covenants of the Director: No Personal Liability. All covenants, stipulations, obligations and agreements of the Director contained in this Lease shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future Director in other than such Director's official capacity acting pursuant to the Act.

     Section 12.7 Amendments, Changes and Modifications. This Lease may not be effectively amended, changed or modified except by an instrument in writing executed by the Director and the Company. No amendment to the Supplement which has the effect of increasing the Company's obligations under this Lease shall become effective without the written consent of the Company.

     Section 12.8 Execution Counterparts. This Lease may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Lease.

     Section 12.9 Severability. If any clause, provision or section of this Lease shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Lease shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Lease shall be held to be in violation of law then such agreement or obligation shall be deemed to be the agreement or obligation of the Director or the Company, as the case may be, to the full extent permitted by law.

     Section 12.10 Captions. The captions or headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease.

     Section 12.11 Governing Law. This Lease shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Director and the Company have caused this Lease to be executed in their respective names by their duly authorized officers, all as of the date first above written.

Signed and acknowledged                      DIRECTOR OF DEVELOPMENT OF THE
in the presence of:                          STATE OF OHIO


/s/ Marlo B. Tannous                         By:     /s/ Thomas C. Washbush
---------------------------                     -------------------------------

/s/ Stanley J. Dobrowski                     Title:   Chief Legal Counsel
---------------------------                        ----------------------------



Signed and acknowledged                      BAILEY TRANSPORTATION
in the presence of:                          PRODUCTS, INC.

/s/ Virginia D. Benjamin By:                 By:    /s/ Anthony A. Martino
---------------------------                     -------------------------------

/s/ Stanley J. Dobrowski                     Title: President
---------------------------                        ----------------------------

STATE OF OHIO              :
                           : ss.
COUNTY OF    Franklin      :
            ----------

     On this  27th    day of July, 1992, before me, a Notary Public in and for
said County and State, personally appeared Thomas C. Washbush, Chief Legal Counsel of the Department of Development of the State of Ohio, and acknowledged the execution of the foregoing instrument and that the same is his voluntary act and deed on behalf of the Director of Development of the State of Ohio and the voluntary act and deed of said officer as such.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal on the day and year aforesaid.



                                                /s/ Stanley J. Dobrowski
                                                ----------------------------
                                                Notary Public

STATE OF OHIO             :
                          :ss.
COUNTY OF FRANKLIN

          On this 27th day of July, 1992, before me, a Notary Public in and for said County and State, personally appeared Anthony A. Martino, President of Bailey Transportation Products, Inc., the corporation which executed the foregoing instrument, who acknowledged that he did sign said instrument as such President, for and on behalf of said Bailey Transportation Products, Inc.; that the same is his free act and deed as such President, and the free act and deed of said Bailey Transportation Products, Inc.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal on the day and year aforesaid.



                                                 /s/ Stanley J. Dobrowski
                                                 -----------------------------
                                                 Notary Public


This instrument was prepared by Virginia D. Beni., Calfee, Halter & Griswold, 800 Superior Avenue, N.E., Cleveland,
Ohio 44114.